UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Tully’s Coffee Corporation

(Name of Registrant as Specified In Its Charter)

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TULLY’S COFFEE CORPORATION

3100 Airport Way South

Seattle, Washington 98134

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 29, 2007

Dear Shareholder:

The Annual Meeting of Shareholders of Tully’s Coffee Corporation (“Tully’s”) for the fiscal year ended April 2, 2006 will be held at the Museum of Flight, 9404 East Marginal Way South in Seattle, Washington, on Thursday, March 29, 2007 at 8:00 a.m. for the following purposes:

1.    To elect seven directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

2.    To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008; and

3.    To conduct any other business that may properly come before the meeting and any adjournment thereof.

If you were a shareholder of record on January 31, 2007, you will be entitled to vote on these matters. A list of shareholders as of the record date will be available for shareholder inspection at Tully’s offices, 3100 Airport Way South, Seattle, Washington, during ordinary business hours from March 19, 2007 until the date of our Annual Meeting. The list also will be available for inspection at the Annual Meeting.

At the meeting, you will have an opportunity to ask questions about Tully’s and the current state of our business. Regardless of the number of shares you own, your vote is important.

Details of the business to be conducted at the meeting are more fully described in the accompanying Proxy Statement. Whether or not you expect to attend in person, we urge you to vote by marking, dating and signing the enclosed proxy card and returning it promptly in the enclosed envelope. Voting by proxy will ensure the presence of a quorum at the meeting and will save Tully’s the expense and extra work of additional solicitation. Returning your proxy card will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.

The Board of Directors unanimously recommends that you vote for all of the proposals.

We look forward to seeing you. Thank you for your ongoing support of and interest in Tully’s.

By order of the Board of Directors,

Tom T. O’Keefe Chairman of the Board	John K. Buller President and Chief Executive Officer

Seattle, Washington

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the Annual Meeting in person, we urge you to sign, date, and return the enclosed proxy card at your earliest convenience. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. You also may fax your signed and dated proxy card to (206) 233-2075.

TULLY’S COFFEE CORPORATION

3100 Airport Way South

Seattle, Washington 98134

PROXY STATEMENT FOR ANNUAL MEETING

OF SHAREHOLDERS

To Be Held March 29, 2007

8:00 a.m.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We are sending you this proxy statement and the enclosed proxy card because the Board of Directors of Tully’s Coffee Corporation (“Tully’s) is soliciting your proxy to vote at the Annual Meeting of Shareholders for the fiscal year ended April 2, 2006 (“Fiscal 2006”), to be held on Thursday, March 29, 2007, at 8:00 a.m., or at any adjournment thereof, for the purposes described in this proxy statement and the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Museum of Flight, 9404 East Marginal Way South in Seattle, Washington.

We mailed this proxy statement and the accompanying proxy card on or about March 1, 2007, to all shareholders entitled to vote their shares at the Annual Meeting.

This proxy statement includes the information regarding the matters to be voted upon at the Annual Meeting. You do not need to attend the Annual Meeting, however, to vote your shares. You may simply complete, sign and return the enclosed proxy card.

Who can vote at the Annual Meeting?

Our Board of Directors has fixed January 31, 2007, as our “record date” for determining shareholders entitled to vote at the Annual Meeting. If you owned shares of our Common Stock, Series A Preferred Stock or Series B Preferred Stock at the close of business on January 31, 2007, then you are entitled to receive notice of, and to vote the shares that you owned as of the record date at, the Annual Meeting.

As of January 31, 2007, there were outstanding and entitled to vote at the Annual Meeting:

•	18,976,452 shares of our Common Stock;

•	15,559,152 shares of our Series A Preferred Stock; and

•	4,920,709 shares of our Series B Preferred Stock.

How many votes do I have?

You have one vote for each share of Tully’s Common Stock and Series B Preferred Stock that you owned on the record date and 1.13 votes for each share of Series A Preferred Stock that you owned on the record date. The proxy card will indicate the number of shares of which you are owner of record as of the record date.

Holders of our Series A Preferred Stock may exercise cumulative voting rights with respect to the election of directors by following the instructions on the proxy card. Cumulative voting means that each holder of our Series A Preferred Stock will be entitled to 7.91 votes for each share held (representing 1.13 votes per share, multiplied by the seven Board of Directors positions being elected). Each holder of our Series A Preferred Stock may give one nominee all the votes such shareholder is entitled to cast, or may distribute such votes among as many nominees as such shareholder chooses. Unless the proxyholders are otherwise instructed, holders of our Series A Preferred Stock, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

How do I vote by proxy?

If you properly cast your vote by completing, executing and returning the proxy card in the enclosed, self-addressed and stamped envelope or by fax to (206) 233-2075, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions by your “proxy” (one of the individuals named on your proxy card). If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” electing the seven nominees for director; and

•	“FOR” ratifying the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008 (“Fiscal 2008”).

If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his best judgment. At the time we mailed this Proxy Statement to you, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this Proxy Statement.

May I revoke my proxy?

Yes. You may change your mind after you send in your proxy card by following any one of the following three procedures. To revoke your proxy:

1.    Send in a later dated signed proxy card, which must be received by us no later than March 28, 2007;

2.    Send a letter revoking your proxy to us at our offices in Seattle, Washington, which must be received by us no later than March 28, 2007; or

3.    Attend the Annual Meeting and vote in person.

Attendance at the meeting will not, by itself, revoke your proxy.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the meeting and transacting business is a majority of votes entitled to be cast by the holders of our common stock and preferred stock, considered together.

The shares may be present in person or represented by proxy at the meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner or (2) the broker lacks discretionary voting power to vote such shares.

How do I vote in person?

If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from that broker, bank or nominee authorizing you to vote the shares on behalf of the nominee. The account statement or letter must show that you were the direct or indirect beneficial owner of the shares on January 31, 2007, the record date for voting.

What vote is required to approve each proposal?

Proposal 1: To Elect Seven Directors

The seven nominees for director who receive the most votes will be elected. Holders of our common stock and preferred stock will vote together, as a single voting group, on this proposal. If you do not vote for a nominee, or you indicate “withhold authority to vote” for a nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

Proposal 2: To Ratify the Appointment of Moss Adams LLP as Independent Registered Public Accounting Firm

The shareholder vote on the appointment of Moss Adams LLP as independent registered public accounting firm is advisory. The affirmative vote of a majority of votes present in person or by proxy and entitled to vote will be considered a favorable advisory vote to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for Fiscal 2008. Holders of our common stock and preferred stock will vote together, as a single voting group, on this proposal. If you do not vote, or if you abstain from voting, it will have no effect on this proposal.

Can my shares be voted if I don’t return my proxy card and I don’t attend the Annual Meeting?

Under the rules of the National Association of Securities Dealers, if your broker holds your shares in its “street” name, the broker may vote your shares on routine matters even if it does not receive instructions from you. If your broker does not have discretion to vote your shares held in street name on a particular proposal and you don’t give your broker instructions on how to vote your shares, the votes will be “broker non-votes.”

Abstentions and broker non-votes will have no effect on the election of directors or the ratification of the appointment of Moss Adams LLP as Tully’s independent registered public accounting firm for Fiscal 2008.

Who will pay the costs of soliciting these proxies?

Tully’s will pay all the costs of soliciting proxies from our shareholders. Although we are mailing these proxy materials, our directors, officers and employees also may solicit proxies by telephone, fax or other electronic means of communication, or in person. No additional compensation will be paid to directors, officers or other employees for their assistance in soliciting proxies from our shareholders. We will reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

1.	PROPOSAL ONE: ELECTION OF DIRECTORS

The authorized number of directors of Tully’s is currently set at seven. The Governance and Nominating Committee has nominated and the Board of Directors has approved the seven nominees identified below for election as directors at the Annual Meeting. Each nominee currently serves as a director of Tully’s and, if re-elected, will serve until the next annual meeting of shareholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Directors will be elected by a plurality of the votes present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Holders of our Series A Preferred Stock may exercise cumulative voting rights with respect to the election of directors by following the instructions on the proxy card. Cumulative voting means that each holder of our Series A Preferred Stock will be entitled to the number of votes equal to (i) the number of shares of Series A Preferred Stock owned of record by such holder times (ii) the number of directors to be elected at the Annual Meeting (seven) times (iii) 1.13, or 7.91 votes for each Series A Preferred Stock share held. Each holder of our Series A Preferred Stock may give one nominee all the votes such shareholder is entitled to cast, or may distribute such votes among as many nominees as such shareholder chooses. Unless the proxyholders are otherwise instructed, holders of our Series A Preferred Stock, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee designated by the Board of Directors. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF

THE NOMINEES NAMED BELOW.

The names of the nominees for election to the Board of Directors and certain information about them are set forth below.

Name of Nominee	Age	Position with Tully’s	Director Since
Tom T. O’Keefe(1*)(4)	52	Chairman of the Board	1992
Kathi Ainsworth-Jones(3*)	46	Director	2004
John K. Buller(4)	60	Chief Executive Officer, President and Director	2005
Marc Evanger(2)(3)	52	Director	1999
John M. Fluke.(1)(2*)	64	Director	2005
Lawrence L. Hood(1)(2)(4*)	48	Director	1994
Gregory A. Hubert(1)	55	Director	2004

Age and committee appointments information as of January 31, 2007

(1)	Member of the executive committee

(2)	Member of the audit committee

(3)	Member of the compensation committee

(4)	Member of the governance and nominating committee

*	Designates Committee Chair.

Nominees

There are no family relationships among any of the directors or executive officers of Tully’s Coffee Corporation. The principal occupation for the last five years of each nominee for director of Tully’s Coffee Corporation, as well as other information, is set forth as follows:

Tom T. O’Keefe—Chairman of the Board, Founder.    Tom T. O’Keefe founded Tully’s in 1992 and has served as a director and chairman of the Board of Directors since that date. Mr. O’Keefe served as chief executive officer of Tully’s from 1992 until March 2001. Mr. O’Keefe is also president and chief executive officer of O’Keefe Development Corporation, a real estate development and investment firm he founded. Tom and his wife Cathy have been actively involved in local and national community organizations for over 20 years. Mr. O’Keefe’s charitable efforts focus largely on children in the community. In 1983, the O’Keefe’s co-founded the Patrons of Cystic Fibrosis, a local guild of volunteers working to support cystic fibrosis research in Washington. Mr. O’Keefe is a previous national board member, a former president and event chairman of the Cystic Fibrosis Foundation. Mr. O’Keefe is presently serving as a board member to the Boys and Girls Club of Bellevue, Children’s Hospital Foundation, and Virginia Mason Hospital. He is on the Board of Governors of the Columbia Tower Club and is the Chairman of the capital campaign and a board member for the Museum of Flight.

Kathi Ainsworth-Jones—Director.    Ms. Ainsworth-Jones has served as the executive director and secretary for the Microsoft Alumni Network since 2003. In 2006, Ms. Ainsworth-Jones co-founded Conenza, a provider of alumni community platforms for Global 2000 enterprises, where she serves as managing director for sales, business development and support. From 1998 to 2003, Ms. Ainsworth-Jones served in human resources and operational roles including director of Human Resources with Aventail Corporation, a provider of SSL VPN technology and services. Prior to 1998, Ms. Ainsworth-Jones founded and served as president of KAJ Consulting (a provider of human resource and operations consulting services) and served, for over ten years, in management positions with two retailers, The Gap and Banana Republic. Ms. Ainsworth-Jones serves on the Board of Directors of the Microsoft Alumni Network, The Microsoft Alumni Network Giving Foundation, the Female

Editorial Board for the Puget Sound Business Journal, The Washington Society of Association Executives, chairs The World-Wide Alumni Round Table, and is also active in many local charitable organizations such as Children’s Hospital and FareStart. Ms. Ainsworth-Jones was elected as a director at the 2004 Annual Meeting.

John K. Buller— President and Chief Executive Officer and Director.    Mr. Buller’s was appointed President and Chief Executive Officer effective August 21, 2006. Mr. Buller was appointed to serve on Tully’s Board of Directors in March 2005 and was reelected by the shareholders in 2006. Prior to joining Tully’s as President, Mr. Buller served from May 2000 as the executive director of the University of Washington Alumni Association (UWAA) and Advancement Communications and as the associate vice president of alumni relations at the University of Washington in Seattle, Washington. Prior to his positions with the University of Washington, Mr. Buller was self-employed as a business consultant from 1996 to 2000, and served from 1986 to 1996 as senior vice president of sales promotion, marketing and public relations at The Bon Marche, a regional department store chain headquartered in Seattle, Washington (a subsidiary of Federated Department Stores), including serving for seven years as the head of the national marketing team for the Federated department store group.

Marc Evanger—Director.    Mr. Evanger served as interim president and chief executive officer of Tully’s from July 2001 through May 2002. Mr. Evanger has been a director of Tully’s since March 1999. From 1998 to July 2001, Mr. Evanger served Tully’s as vice president of corporate planning and development, a part-time position. From 1984 to 1998, Mr. Evanger was with Quality Food Centers (QFC), a regional supermarket company, and served as senior vice president of finance and administration and chief financial officer from 1987 to 1998. From 1978 to 1984, Mr. Evanger was with Price Waterhouse. Mr. Evanger is currently a director of Car Toys, Inc. (a retailer of specialty automotive sound systems and cellular), Wireless Advocates, LLC (a retailer of cellular), Families Northwest, and the Boys & Girls Club of Bellevue and is active in other charitable and community activities.

John M Fluke—Director.    Mr. Fluke is chairman of Fluke Capital Management, L.P., (which he founded in 1976), and was Chairman and CEO of the John Fluke Manufacturing Co. until 1990. Mr. Fluke serves on the board of PACCAR Inc. (audit committee financial expert and compensation committee chair), and previously served on the boards of Cell Therapeutics, Primus International, and American Seafoods Group. Mr. Fluke is currently a trustee of the Museum of Flight, the Washington Policy Center and the Greater Seattle Chamber of Commerce (and served previously as its chairman). He chairs the board of Junior Achievement of Washington and serves on three advisory boards for the University of Washington. He is also a past president of the Seattle Council of Boy Scouts of America and past chairman of the Washington State China Relations Council. Mr. Fluke has served as a director since March 2005.

Lawrence L. Hood—Director.    Mr. Hood is CEO and president of Pacific Wealth Advisors (founded in January 2006) and founder (1993), CEO and president of Pacific Portfolio Consulting, L.P., (which is now a wholly owned subsidiary of Pacific Wealth Advisors). Prior to 1993, Mr. Hood was a principal in charge of the investment division of Kibble & Prentice, Inc. Mr. Hood serves as a director for Elliot Cove Capital Management and Pacific Wealth Advisors. Mr. Hood has served as a director of Tully’s since February 1994.

Gregory A. Hubert—Director.    Mr. Hubert is president of Restaurant Development Company of America. Mr. Hubert has been owner-operator of Red Robin franchised restaurants since 1989 (currently four locations) and operates two franchised Johnny Carino’s Italian Restaurants. From 1978 to 1988, Mr. Hubert was employed by Red Robin International, an operator and franchisor of upscale hamburger restaurants, and ultimately served as its president. From 1973 to 1978, Mr. Hubert was a CPA with Price Waterhouse. Mr. Hubert serves as president of Gonzaga University Board of Regents and as trustee of Seattle Preparatory High School. Mr. Hubert was elected as a director at the 2004 Annual Meeting.

The Board has determined that each of Messrs. Evanger, Fluke, Hood, and Hubert and Ms. Ainsworth-Jones is an “independent director” as such term is defined under the Marketplace Rules of The NASDAQ Stock Market, Inc. During Fiscal 2006 and until August 2006, when he was appointed President and chief executive officer of the Company, Mr. Buller also qualified as an independent director under the NASDAQ rules.

Non-Director Executive Officer:

Name of Executive Officers	Age	Position with Tully’s	Officer Since
Kristopher S. Galvin	53	Executive Vice President, Chief Financial Officer and Secretary	2002

Kristopher S. Galvin—Executive Vice President, Chief Financial Officer and Secretary.    Mr. Galvin joined Tully’s in February 2002 as vice president, chief financial officer and secretary and was named executive vice president in May 2004. From July 2004 to October 2004, he served as interim principal executive officer for Tully’s. From 1995 to December 2001, Mr. Galvin served first as CFO for Deposit Payment Protection Systems, Inc. (a subsidiary of Deluxe Corporation) for five years and in 2001 became Vice President for Retail Product Management for a company spun-off from Deluxe Corporation, eFunds Corporation, which provides electronic payment and risk management services to major retailers and financial institutions. Previously, he was CFO of three Pacific Northwest retail chains—Pay’n Save Drug Stores (1984-1992), Seattle Lighting Fixture Co. (1992-1994) and Ballard Computer (1994-1995). During 1975 to 1984 he was a CPA with the audit practice of Price Waterhouse.

Board Meetings and Committees

The Board of Directors met 10 times during Fiscal 2006. During Fiscal 2006, all directors participated in more than 75% of the combined total number of meetings of the Board of Directors and the committees of the Board of Directors on which they served.

The Board of Directors has an Audit Committee, a Compensation Committee, an Executive Committee, and a Governance and Nominating Committee.

Audit Committee:    The Audit Committee meets at least quarterly with Tully’s management and the independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, select and appoint the independent registered public accounting firm and receive and consider the independent registered public accounting firm’s comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee met seven times during Fiscal 2006. The Audit Committee is currently composed of Mr. Fluke (chair, who was appointed to the Audit Committee by the Board of Directors in May 2005), Mr. Evanger and Mr. Hood. The Board of Directors has determined that Mr. Evanger is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is attached to this proxy statement as Appendix A. The Audit Committee’s report for Fiscal 2006 is set forth below beginning on page 7.

Compensation Committee.    The Compensation Committee makes recommendations to the Board of Directors regarding salaries, incentives and other forms of compensation for our officers and other key employees, and administers policies relating to compensation and benefits, including Tully’s 2004 Stock Option Plan (the “2004 Option Plan”). The Compensation Committee’s report on executive compensation for Fiscal 2006 is set forth below beginning on page 14. The Compensation Committee had one meeting of record during Fiscal 2006. The Compensation Committee is currently composed of Ms. Ainsworth-Jones (chair) and Mr. Evanger. Mr. Hubert served on the committee until May 2006. Mr. Buller joined the committee in May 2006 and served as its chair until August 2006 (he resigned from the committee when he was appointed President and CEO). The Compensation Committee has no written charter at this time.

Executive Committee.    The Executive Committee meets with management to review operating and strategic matters, and serves as a liaison between the Board of Directors and management. The Executive Committee met seven times during Fiscal 2006 and is currently composed of Mr. O’Keefe (chair), Mr. Hood, Mr. Fluke, and Mr. Hubert (who joined the committee May 2006). The Executive Committee has no written charter at this time.

Governance and Nominating Committee.    The Governance and Nominating Committee recommends to the Board of Directors the slate of director nominees for election by the shareholders, nominees to be appointed by the Board of Directors to fill vacancies on the Board of Directors, and the directors to be selected for membership and chairmanship of the committees of the Board of Directors. In addition, this committee addresses general corporate governance matters on behalf of the Board of Directors. The Governance and Nominating Committee met three times during Fiscal 2006 and is currently composed of Messrs. Hood (chair), Mr. Buller and Mr. O’Keefe. Mr. Buller was appointed to the Governance and Nominating Committee in May 2005. The Governance and Nominating Committee has no written charter at this time.

The Governance and Nominating Committee identifies, investigates and recommends prospective nominees to the Board of Directors with the goal of creating a balance of knowledge, experience and diversity. The Governance and Nominating Committee will consider nominees recommended by our shareholders. All candidates, including those recommended by shareholders, are evaluated on the same basis in light of all of their credentials and the needs of the Board of Directors and the Company. Of particular importance are the candidate’s integrity and judgment, professional achievements and experience relative to Tully’s business and strategic challenges, his or her potential contribution to the culture and diversity of the Board of Directors and his or her ability and willingness to devote sufficient time to Board duties. Candidates are also evaluated in light of Board policies, independence, tenure and service on other boards. Candidates with appropriate qualifications are interviewed in person, typically by the Chairman, the chair of the Governance and Nominating Committee and other available members of the Board of Directors. The Governance Committee evaluates sitting Directors who are being considered for renomination in light of the above considerations and their past contributions to the Board of Directors. Shareholders wishing to nominate candidates for the Board of Directors should follow the procedures described in the section entitled “Proposals of Shareholders” which can be found on page 18.

It is the policy of Tully’s Governance and Nominating Committee to consider any candidates for the Board of Directors recommended by shareholders on the same basis as other candidates, if the candidates are properly and timely submitted in accordance with the procedures established by the Company.

Report of the Audit Committee

The Audit Committee of the Board of Directors furnished the following report to the Board of Directors for Fiscal 2006:

The Audit Committee of the Board of Directors is composed of independent directors and operates pursuant to a written charter adopted by the Board of Directors. The Audit Committee is responsible for overseeing Tully’s financial reporting process on behalf of the Board of Directors. Tully’s management has the primary responsibility for Tully’s financial reporting process, principles and internal controls as well as preparation of its financial statements. Tully’s independent registered public accounting firm is responsible for performing an audit of Tully’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1.    We have reviewed and discussed with management Tully’s audited consolidated financial statements as of and for the fiscal year ended April 2, 2006.

2.    We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

3.    Additionally, we have discussed with the independent registered public accounting firm their independence with respect to Tully’s and considered whether their provision of non-audit services is compatible with maintaining their independence. We have determined that the provision of such services does not impair the auditors’ independence. We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the consolidated financial statements referred to above be included in Tully’s Annual Report on Form 10-K for the fiscal year ended April 2, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

John M. Fluke, Chairman

Marc Evanger

Larry Hood

Director Compensation

The Governance and Nominating Committee of the Board of Directors is responsible for evaluating compensation levels and compensation programs for Tully’s Board of Directors and for making recommendations to the Board of Directors regarding appropriate compensation awards for members of the Board of Directors. The Board of Directors compensation program of Tully’s is designed to attract, retain and motivate experienced non-employee (outside) directors, to enhance long-term shareholder value and reward members of the Board of Directors based on the extent of participation in the Board of Directors and its committees. Generally, the Governance and Nominating Committee makes an annual recommendation regarding the structure of the non-employee director compensation program, considering the factors described above and considering information regarding director compensation programs for other comparable companies.

Under the director compensation policy for Fiscal 2006, non-employee directors received an annual cash payment of $5,000 plus a per-meeting cash fee of $400 per Board of Directors meeting and $250 per committee meeting, with total cash compensation not to exceed $10,000 per year for any director. For Fiscal 2006, non-employee directors also received an annual grant of nonqualified options to purchase 10,000 shares of Common Stock (plus 2,000 additional shares for the chairs of the Audit, Compensation and Governance and Nominating committees), with an exercise price equal to the value of the stock at the beginning of the fiscal year and a term of ten years. The director’s annual stock option grant would be cancelled if the director does not attend at least 75% of the Board of Directors and applicable committee meetings of record for the year, but otherwise was fully vested upon completion of the fiscal year. Compensation amounts were generally subject to prorating for directors whose terms commenced or expired during the fiscal year. The policy provided that after the completion of the fiscal year, the Governance and Nominating Committee would consult with the members of the Board of Directors, and with management of the Company, to assess whether any members of the Board of Directors may have provided services to the Company which may not adequately be considered in the compensation determined by the formulae set forth above, and if so additional cash compensation or stock options may be awarded, if approved by the Board of Directors (but the total cash compensation may not exceed $10,000 per year for any director, and the total stock option grant may not exceed 10,000 shares of Common Stock, plus 2,000 additional shares for the chairs of the Audit, Compensation and Governance and Nominating committees). Based upon these criteria, in June 2006, Tully’s Board of Directors approved payment of cash compensation and granted stock options for director service in Fiscal 2006 as follows:

Director Name	Cash Compensation	Stock Options (Exercise price $1.50)
Kathi Ainsworth-Jones	$10,000	12,000
John K. Buller	10,000	10,000
Marc Evanger	10,000	10,000
John M. Fluke	10,000	12,000
Lawrence L. Hood	10,000	12,000
Gregory A. Hubert	$10,000	10,000

In June 2006, the Board of Directors approved a new director compensation policy applicable for Fiscal 2007. This provides that non-employee directors shall receive an annual cash payment of $10,000 plus a per-meeting cash fee of $1,000 per Board of Directors meeting and $500 per committee meeting (for meetings of the Audit, Compensation, Executive, and Governance and Nominating committees), paid after completion of the fiscal year. For Fiscal 2007, non-employee directors also receive an annual grant of nonqualified options to purchase 10,000 shares of Common Stock (plus 4,000 additional shares for the chairs of the Audit, Compensation, Executive, and Governance and Nominating committees), with an exercise price equal to the value of the stock at the beginning of the fiscal year and a term of ten years. The director’s annual stock option grant would be cancelled if the director does not attend at least 75% of the Board of Directors and applicable committee meetings of record for the year, but otherwise are fully vested upon completion of the fiscal year. Compensation amounts are generally subject to prorating for directors whose terms commence or expire during the fiscal year. Further, after the completion of the fiscal year, the Governance and Nominating Committee shall consult with the members of the Board of Directors, and with management of the Company, to assess whether any members of the Board of Directors may have provided services to the Company which may not adequately be considered in the compensation determined by the formulae set forth above, and if so, additional cash compensation or stock options may be awarded if approved by the Board of Directors.

Directors are reimbursed for reasonable expenses incurred in attending Board of Directors and committee meetings.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of Tully’s Common Stock, Series A Preferred Stock and Series B Preferred Stock as of January 31, 2007, by: (i) each director; (ii) the “Named Executive Officers” identified on the summary compensation table on page 11, (iii) all executive officers and directors of Tully’s as a group; and (iv) all shareholders known by Tully’s to be beneficial owners of more than five percent of its voting securities:

	Common Stock			Series A Preferred Stock			Series B Preferred Stock
	Beneficial Ownership(1)		Percent Of Total	Beneficial Ownership(1)	Percent Of Total		Beneficial Ownership(1)	Percent Of Total
Tom T. O’Keefe	5,711,787	(2)	28.6%	—	—		—	—
Estate of Keith McCaw	4,263,885	(3)	18.4%	2,000,000	10.5%		—	—
Marc W. Evanger	562,382	(4)	2.9%	10,000	*		—	—
Kristopher S. Galvin	381,666	(5)	2.0%	—	—		—	—
Lawrence L. Hood	312,977	(6)	1.6%	10,000	*		40,000	*
John K. Buller	110,728	(7)	*	—	—		—	—
John D. Dresel	100,000	(8)	*	—	—		—	—
John M. Fluke.	56,530	(9)	*	15,000	*		—	—
Gregory A. Hubert	50,132	(10)	*	—	—		—	—
Kathi Ainsworth-Jones	23,250	(11)	*	5,000	*		—	—
Executive officers and directors as a group (8 persons) (12)	7,209,452		34.0%	40,000	*	%	40,000	*	%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally requires that the shareholder have voting or investment power with respect to the securities in question. Shares of Common Stock issuable upon exercise or conversion of options, warrants or Series A and Series B Stock that are exercisable or convertible within 60 days of January 31, 2007, are deemed to be beneficially owned by the holder of such securities but are not outstanding for the purpose of computing the percentage ownership of any other shareholder. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each shareholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned thereby, and such shareholder’s address is: 3100 Airport Way S., Seattle, WA 98134. As of January 31, 2007, we had 18,976,452 shares of Common Stock, 15,559,152 shares of Series A Convertible Preferred Stock, and 4,920,709 shares of Series B Convertible Preferred Stock issued and outstanding.

(2)	Includes 4,489,639 shares of Common Stock owned by TTOK, LLC, a limited liability company owned by Mr. O’Keefe and his wife (Mr. O’Keefe contributed his personal shareholdings to TTOK, LLC, in October 2005). Includes 1,688,417 shares of Common Stock subject to currently exercisable purchase options granted by Mr. O’Keefe to employees and third parties, 142,500 shares of Common Stock held by the O’Keefe Children’s Trust, and an aggregate of 991,298 shares of Common Stock that Mr. O’Keefe has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007.

(3)	Includes an aggregate of 1,960,550 shares of Common Stock that the Estate of Mr. McCaw has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007 and 2,260,000 shares of Common Stock issuable upon conversion of 2,000,000 shares of Series A Convertible Preferred Stock owned by the estate. The address for the Estate of Keith McCaw is 2365 Carillon Point, Kirkland, WA 98033.

(4)	Includes an aggregate of 548,872 shares of Common Stock that Mr. Evanger has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007 and 11,300 shares of Common Stock issuable upon conversion of 10,000 shares of Series A Convertible Preferred Stock.

(5)	Includes 281,667 shares of Common Stock that Mr. Galvin has the right to acquire pursuant to options exercisable within 60 days of January 31, 2007.

(6)	Includes an aggregate of 162,232 shares of Common Stock that Mr. Hood has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007. Also includes 11,300 shares of Common Stock issuable upon the conversion of 10,000 Series A Convertible Preferred Stock. Additionally, includes Common Stock issuable upon conversion of 40,000 shares of Series B Convertible Preferred Stock owned by PPC Partners LLC, a company in which Mr. Hood has a 0.96% interest.

(7)	Includes 110,728 shares of Common Stock that Mr. Buller has the right to acquire pursuant to options exercisable within 60 days of January 31, 2007.

(8)	Includes 200,000 shares of Common Stock that Mr. Dresel has the right to acquire pursuant to options exercisable within 60 days of January 31, 2007. Mr. Dresel’s employment with Tully’s ended effective September 13, 2006.

(9)	Includes an aggregate of 19,580 shares of Common Stock that Mr. Fluke has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007 and 16,950 shares of Common Stock issuable upon conversion of 15,000 shares of Series A Convertible Preferred Stock.

(10)	Includes 13,100 shares of Common Stock that Mr. Hubert has the right to acquire pursuant to options exercisable within 60 days of January 31, 2007.

(11)	Includes an aggregate of 17,600 shares of Common Stock that Ms. Ainsworth-Jones has the right to acquire pursuant to options and warrants exercisable within 60 days of January 31, 2007 and 5,650 shares of Common Stock issuable upon conversion of 5,000 shares of Series A Preferred Stock.

(12)	Totals for group beneficial ownership and the number of persons do not include shares beneficially owned by our former president, Mr. John Dresel (whose employment with Tully’s ended effective September 13, 2006).

Executive Compensation

The following table discloses compensation awarded or paid to, or earned by, the Named Executive Officers during Fiscal 2006. No other executive officer received salary and bonus that exceeded $100,000 during Fiscal 2006.

Summary Compensation Table

	Fiscal Year	Annual Compensation		Long-Term Compensation Awards Securities Underlying Options(#)	All Other Compensation
Name and Principal Positions		Salary(1)	Bonus
John D. Dresel Chief Operating Officer and President(2)	2006	$197,385	—	30,000	—
	2005	$80,279	—	500,000	—
Kristopher S. Galvin Chief Financial Officer, Executive Vice President and Secretary	2006	$182,200	—	20,000	—
	2005	$185,235	—	—	—
	2004	$157,200	—	150,000	—
Tom T. O’Keefe Founder and Chairman of the Board	2006	$114,911	—	—	—
	2005	$117,135	—	—	—
	2004	$114,911	—	—	—

(1)	Salary amounts include deferred compensation and cash car allowances.

(2)	Mr. Dresel was employed by Tully’s from October 1, 2004 to September 13, 2006 (see “Employment Agreements and Compensatory Arrangements”).

Option Grants in Fiscal 2006

The following table provides information relating to stock options awarded to our Named Executive Officers during Fiscal 2006:

Name	Number of Securities Underlying Options Granted (# of Shares)	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price ($/Sh)	Expiration Date		Grant Date Present Value(1)
John D. Dresel	30,000	5.4%	$1.50	5/16/2015	(2)	$25,302
Kristopher S. Galvin	20,000	3.6%	$1.50	5/16/2015		$16,868
Tom T. O’Keefe	—	—	—	—		$—

(1)	The present value of the stock options was estimated on their date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: (a) risk-free interest rate of 2.78%, (b) expected life of 3 years, (c) volatility of 86%, and (d) no dividend yield.

(2)	In September 2006, 20,000 of these options granted to Mr. Dresel were cancelled as the result of the termination of his employment.

Aggregated Option Values as of Fiscal Year-End 2006

The following table provides information regarding the aggregate number of options exercised during Fiscal 2006 by the Named Executive Officers and the number of shares subject to both exercisable and unexercisable stock options as of April 2, 2006.

Aggregated Option Exercises in Fiscal Year 2006

and 2006 Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of Fiscal Year 2006		Value of Unexercised In- The-Money Options at End of Fiscal Year 2006(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Dresel	—	—	100,000	330,000	$149,000	$—
Kristopher S. Galvin	—	—	225,000	70,001	$129,000	$59,501
Tom T. O’Keefe	—	—	624,368	—	$886,726	$—

(1)	The stock options were granted with exercise prices ranging from $0.01 to $2.50 per share. The value was determined using a fair market value of $1.50 per share as compared to the exercise price at grant.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2006, management compensation issues generally were reviewed and approved by the Compensation Committee, which was composed of Ms. Ainsworth-Jones, Mr. Evanger, and Mr. Hubert, all of whom are non employee directors. During Fiscal 2006, no executive officer of Tully’s served on the board of directors or compensation committee of another entity that had an executive officer serve on Tully’s Board or its compensation committee. Mr. Evanger served as interim President and CEO of Tully’s from July 2001 to May 2002.

On November 1, 2002, we entered into a borrowing arrangement with KCL that was secured by substantially all of our assets. In connection with the KCL promissory note, warrants to purchase shares of Common Stock were issued to the guarantors of the KCL promissory note, including Mr. Evanger. In Fiscal 2006, we issued warrants to purchase 2,238 shares of Common Stock to Mr. Evanger. In August 2005, we repaid the KCL promissory note and terminated the guarantor agreements with the guarantors, including Mr. Evanger.

Employment Agreements and Compensatory Arrangements

Mr. O’Keefe is our Founder and has served as Chairman of the Board since 1992. He was also our CEO until March 2001. Although Mr. O’Keefe does not serve the Company in a full-time paid position, his duties as Chairman and Founder require a substantially greater participation by Mr. O’Keefe than for other members of the Board of Directors and Mr. O’Keefe is actively involved in the strategic leadership of the Company. The time requirements for Mr. O’Keefe vary from time to time, but they are sometimes substantial. Accordingly, Mr. O’Keefe does not participate in the compensation plan for non-employee directors, but instead receives compensation as a salaried employee of the Company. In March 2002, Tully’s Board of Directors set Mr. O’Keefe’s annual base salary at $100,000 and he receives an additional $500 per month to mitigate a change in the employee benefits furnished to Mr. O’Keefe. There is no written employment agreement or severance agreement between Mr. O’Keefe and the Company. No bonus was paid to Mr. O’Keefe in Fiscal 2004-2006, and no bonus plan has been established for Mr. O’Keefe in Fiscal 2007. Mr. O’Keefe also receives an automobile allowance of $750 per month and is entitled to all benefits offered generally to our employees.

On November 1, 2002, Tully’s entered into a borrowing arrangement that was secured by substantially all of our assets (the “KCL promissory note”), and was subject to personal guarantees of several individuals including Mr. O’Keefe. Solely as compensation for these guarantees, we issued warrants to purchase our Common Stock with an exercise price of $0.05 per share to each of these guarantors, which were computed based upon the individual guarantee amounts for each guarantor. Prior to the repayment of the note and termination of the guarantees, we issued warrants to Mr. O’Keefe for 8,954 shares (Fiscal 2006), 111,096 shares (Fiscal 2005) and 148,128 shares (Fiscal 2004).

Mr. Buller became President and CEO of Tully’s effective August 21, 2006. Under his employment agreement, Mr. Buller receives a base salary at the rate of $200,000 per year. Mr. Buller’s base salary is subject to review in September each year commencing in 2007, but shall not be less than $200,000 per year without the mutual agreement of the parties. Mr. Buller is eligible for additional equity and cash compensation based on an incentive and bonus plan for meeting certain milestones to be established by the parties (which have not been determined for Fiscal 2007). Mr. Buller also receives an automobile allowance of $650 per month and all benefits offered generally to Tully’s employees.

Effective as of September 1, 2006, the Board of Directors granted Mr. Buller options to purchase 500,000 shares of Common Stock for $1.50 per share. Options for 100,000 shares vested on September 1, 2006, and options for 100,000 shares vest on August 21, 2007 and annually thereafter until August 21, 2010.

Mr. Buller’s employment is generally terminable by Mr. Buller on 30 days written notice. His employment may be terminated by Tully’s “for cause” (which is defined to be (i) commission by Mr. Buller of any act of theft, fraud, or dishonesty with respect to Tully’s business; (ii) breach by Mr. Buller of any of the material terms and conditions of his employment agreement which breach is not remedied to Tully’s satisfaction within ten days of written notice of the same to him; (iii) his engaging in willful and serious misconduct that is injurious to Tully’s reputation or business; or (iv) his having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or which arises out of any act involving moral turpitude) and there are no severance payment obligations due to Mr. Buller in that event.

If Mr. Buller’s employment is terminated by Tully’s “without cause,” he will be entitled to receive certain severance benefits. If terminated “without cause” on or before February 21, 2008, Mr. Buller will receive severance pay equal to two years of his then current base salary, paid out monthly, plus a one-time payment of $100,000. If terminated “without cause” after February 21, 2008, Mr. Buller will receive severance pay equal to one year of his then current base salary, paid out monthly. Further, all unvested stock options that would otherwise have vested in the one year period after the effective date for termination of his employment will vest as of the termination date. If a change in control of Tully’s occurs within four months after the effective date of Mr. Buller’s termination, at Mr. Buller’s option he may receive the payments provided under the change in control provisions (described below) in lieu of receiving the severance payments.

In the event of Mr. Buller’s termination by Tully’s or a third party as a result of a change in control, Mr. Buller will receive severance pay equal to two years of his then current base salary, paid out monthly, plus a one-time payment of $100,000 and all of his unvested stock options will vest as of the termination date. For this purpose, a “change in control” means either (i) a sale of substantially all of the assets of Tully’s to a third party other than as part of a transfer of said assets to an entity directly or indirectly controlled by existing Tully’s shareholders holding a majority of the outstanding shares of the common voting stock of Tully’s; or (ii) a sale of more than fifty percent (50%) of the outstanding voting stock of Tully’s to one or more third parties in a single transaction or series of transactions (excluding the sale of stock by shareholders as secondary sellers in connection with a public offering of stock by Tully’s, and sales of stock by shareholders in a public stock market after a public offering of stock by Tully’s).

Effective June 21, 2002, Tully’s entered into an employment arrangement with Mr. Galvin with an annual base salary of $150,000. The Board of Directors adjusted his annual base salary to $175,000 as of April 5, 2004. No bonus was paid to Mr. Galvin in Fiscal 2004-2006, and no management bonus plan has been established for Fiscal 2007. Mr. Galvin also receives an automobile allowance of $600 per month. Mr. Galvin also is entitled to all benefits offered generally to our employees. Mr. Galvin’s employment agreement is generally terminable by either party on 30 days written notice. If Mr. Galvin’s employment is terminated by Tully’s without cause, then Mr. Galvin will be entitled to receive his base salary for an additional six months following the date of his termination.

On October 1, 2004, Tully’s engaged Mr. John Dresel as president and chief operating officer and he was employed by Tully’s until September 13, 2006. Mr. Dresel’s initial base salary was paid at the annual rate of $180,000. In March 2006, the Board of Directors approved an adjustment in Mr. Dresel’s base salary, effective as of November 1, 2005, to an annual rate of $200,000. No bonus was paid to Mr. Dresel for Fiscal 2005 or Fiscal 2006 and he will not receive a bonus for Fiscal 2007. Mr. Dresel received an automobile allowance of $750 per month and was entitled to all benefits offered generally to Tully’s employees.

At the time his employment commenced, Mr. Dresel was granted options to purchase 500,000 shares of Common Stock with exercise prices and vesting as follows:

Vesting on November 1,	Shares	Exercise Price
2004	100,000	$0.01
2005	100,000	$0.01
2006	100,000	$1.50
2007	100,000	$2.00
2008	100,000	$2.50

Total	500,000

On August 28, 2006, Tully’s entered into a separation agreement with Mr. Dresel. Under the separation agreement, Mr. Dresel’s employment with Tully’s terminated effective September 13, 2006. The separation agreement provides that Mr. Dresel will receive severance compensation at the annualized rate of $200,000 paid ratably over one year. In addition, unvested options held by Mr. Dresel to purchase 100,000 shares of Tully’s Common Stock at an exercise price of $1.50 per share became fully vested and exercisable (unvested options to purchase 220,000 shares expired as of his separation date).

In January 2003, Mr. Galvin, Mr. O’Keefe and several members of Company management offered to defer receipt of a portion of their cash compensation until Tully’s achieved certain financial objectives. The Board of Directors approved the executive compensation deferral plan in February 2003. In September 2004, the Board of Directors and Mr. O’Keefe agreed to a modification whereby deferrals ceased for Mr. O’Keefe and amounts deferred for him were forfeited. In October 2005, the deferred amounts were paid, with the approval of the Board of Directors, to all of the other participants under the plan, including Mr. Galvin ($17,308).

Under our stock option plan, vesting and exercise of employee stock options, including those of the executive officers, accelerate in the event of certain change of control events.

Report of the Compensation Committee on Executive Compensation

The Compensation Committee of the Board of Directors furnished the following report to the Board of Directors for Fiscal 2006:

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors was composed of outside directors during Fiscal 2006, consisting of Ms. Ainsworth-Jones, Mr. Evanger and Mr. Hubert. The Compensation Committee is responsible for evaluating compensation levels and compensation programs for Tully’s executives and for making recommendations to the Board of Directors regarding appropriate compensation awards for executive management. The Compensation Committee periodically consults with other members of the Board of Directors (in particular, Mr. O’Keefe, as Chairman, and Mr. Fluke, as chair of the Audit Committee) with respect to executive compensation matters and particularly matters involving the President and the Chief Financial Officer. Additionally, the Compensation Committee periodically consults with the President and with the Chief Financial Officer regarding other executive and management compensation matters.

The executive compensation program of Tully’s is designed to attract, retain and motivate executive officers capable of leading Tully’s to meet its business objectives, to enhance long-term shareholder value and to reward executive management based on contributions to both the short and long term success of Tully’s. The Compensation Committee’s philosophy is for Tully’s to use compensation policies and programs that align the interests of executive management with those of the shareholders and to provide compensation programs that create incentives for and reward both the short and long term performance of the executive officers based on the success of Tully’s in meeting its business objectives. While the components of compensation described below are discussed separately, the Board of Directors and the Compensation Committee take into account the full compensation package provided by Tully’s to its executive officers.

Executive Compensation Components

Base Salary.    Recommendations for base salaries for executive officers are made at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers based upon the requirements and resources of Tully’s and the market practices of other companies. A change in base salary of an executive officer is based on an evaluation of the performance of the executive, prevailing market practices, and the performance and financial condition of Tully’s as a whole.

Incentive Bonus.    The Compensation Committee believes that a portion of the total cash compensation for executive officers should be based on Tully’s success in meeting its short-term performance objectives and contributions by the executive officers that enable Tully’s to meet its long-term objectives, and has structured the executive compensation program to reflect this philosophy. This approach creates a direct incentive for executive officers to achieve desired short-term corporate goals that also further the long-term objectives of Tully’s, and places a portion of each executive officer’s annual compensation at risk. In Fiscal 2006, the incentive compensation for the President and for the Chief Financial Officer was dependent upon Tully’s achieving a targeted level of operating results. The incentive bonus for Fiscal 2006 did not provide for any payment of the incentive bonus unless 100% of this target was achieved. This target was not achieved and therefore no incentive bonus was payable to the President or the Chief Financial Officer for Fiscal 2006.

Stock Options.    The Compensation Committee believes that periodic grants of stock options are a key component of our executive compensation program. Stock options are awarded by the Board of Directors to executive officers based on the executive’s responsibilities, and his or her actual historical contributions and anticipated future contributions to the attainment of our strategic goals. These awards are designed to retain executive officers and to motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders.

Recruitment and Retention.    It is the philosophy of the Compensation Committee to recruit qualified senior executives and then to retain them for continuing service from year to year, so that Tully’s will receive the benefits from management stability and from more consistent year-to-year planning and execution of strategies for the benefit of Tully’s and its shareholders. The Compensation Committee believes that these goals are facilitated through written terms of employment with senior executives, setting forth the key elements of compensation, and including severance pay provisions in those terms of employment.

President and Chief Operating Officer Compensation.    During Fiscal 2006, Mr. Dresel’s compensation as President and COO (principal executive officer) was based upon the compensation package established in the September 30, 2004 employment letter with Mr. Dresel. In March 2006, the members of the Compensation Committee approved an adjustment in Mr. Dresel’s base salary, effective as of November 1, 2005, to an annual rate of $200,000, and this was ratified by the Board of Directors in March 2006. In establishing and modifying the President’s compensation package, the Committee pursued the objectives discussed above. The Committee believes that Mr. Dresel’s compensation during Fiscal 2006 was in line with our compensation strategy, considering the individual performance of the President and the cash resources and needs of Tully’s.

Code Section 162(m)

The Compensation Committee also considers the potential impact of Section 162(m) of the U.S. Internal Revenue Code. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and certain other senior executive officers, other than compensation that is performance-based under a plan that is approved by the shareholders of the corporation and that meets certain other technical requirements. Based on these requirements, the Compensation Committee has determined that Section 162(m) will not prevent Tully’s from receiving a tax deduction for any of the compensation paid to executive officers. At the present time, our executive officer compensation levels do not exceed $1 million. If the individual cash compensation of any executive officer should ever approach the $1 million level, the Compensation Committee will consider what actions might be required.

Compensation Committee (for Fiscal 2006)

Kathi Ainsworth-Jones, Chair

Marc Evanger

Greg Hubert

Certain Relationships and Related Transactions

On November 1, 2002, Tully’s entered into a borrowing arrangement (with an unrelated party) that was secured by substantially all of our assets (the “KCL promissory note”), and was subject to personal guarantees of several individuals including certain directors of the Company. On August 31, 2005, the KCL promissory note plus accrued interest was repaid in full. Concurrently with the repayment of the KCL promissory note, the guaranty agreements between Tully’s and the several guarantors of the KCL promissory note were terminated and the guarantors released their conditional security interest in Tully’s assets. As compensation for these guarantees, we issued warrants to purchase our Common Stock to these guarantors in Fiscal 2006 as follows: directors O’Keefe (8,954), Hood (2,238) and Mr. Evanger (2,238). In addition, Mr. George Hubman, a former director and beneficial owner of more than 5% of our outstanding Common Stock, received warrants to purchase 13,430 shares as compensation for his guaranty during 2006.

A company affiliated with the estate of Mr. Keith McCaw (a beneficial owner of more than 5% of our outstanding Common Stock) was the holder of our convertible promissory note in the principal amount of $3,000,000, issued by Tully’s in December 2000. The note was repaid on November 14, 2005. During Fiscal 2006, we paid interest in the amount of $168,667, computed on the outstanding principal at the annual rate of 12% through May 31, 2005 and at the annual rate of 8% after May 31, 2005.

Tully’s entered into a secured credit facility with Northrim Funding Services (“Northrim”) in June 2005, which has subsequently been renewed. In February 2006, a Northrim affiliate acquired a 24% ownership interest in Pacific Wealth Advisors, LLC (“PWA”), a newly formed company which is the successor by merger to Pacific Portfolio Consulting. PWA is a wealth management and investment advisory services holding company. Mr. Hood, a director of Tully’s, is the president of PWA and has an ownership interest of more than 10% in PWA. During Fiscal 2006, Tully’s paid $167,964 to Northrim for interest on the amounts borrowed, and the outstanding debt to Northrim at April 2, 2006 was $1,901,000, bearing interest at 12.75%.

Our certificate of incorporation and bylaws contain provisions limiting the liability of our directors and requiring that we indemnify our directors and officers in specified circumstances.

We have employment and severance arrangements with certain of our executive officers, including our former president and chief operating officer. See “Employment Agreements and Compensatory Arrangements” on page 12.

2.	PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has approved and the Board of Directors has ratified the appointment of Moss Adams LLP as independent registered public accounting firm of Tully’s for the fiscal year ending March 30, 2008. The Board of Directors has further directed that the selection of such independent registered public accounting firm be submitted for advisory ratification by the shareholders at the Annual Meeting. Moss Adams LLP has audited Tully’s financial statements since being appointed for the audit of the financial statements for Fiscal 2004. Moss Adams LLP has advised Tully’s that neither that firm nor any of its associates has any relationship with Tully’s other than the usual relationship that exists between the independent registered public accounting firm and clients.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 30, 2008.

As a matter of good corporate governance, the audit committee has determined to submit its selection of Moss Adams to our shareholders for ratification. Under the Sarbanes-Oxley Act of 2002, the independent registered public accounting firm must be selected solely by Tully’s Audit Committee. Accordingly, the ratification vote by the shareholders is purely advisory. If the shareholders do not ratify this selection, the Board of Directors may ask the Audit Committee to reconsider its selection of Moss Adams LLP and the Audit Committee may continue to retain this firm or appoint a new independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firms at any time during the year if the Audit Committee determines that such a change would be in the best interests of our shareholders.

The Audit Committee of the Board of Directors appointed Moss Adams LLP in connection with the examination of the Fiscal 2006 and Fiscal 2007 financial statements; this reappointment was ratified by our shareholders at the Fiscal 2005 Annual Meeting of Shareholders on March 8, 2006.

Fees Paid to Moss Adams LLP

The following table shows the fees billed to us by Moss Adams LLP in Fiscal 2006 and Fiscal 2005:

	Fiscal 2006	Fiscal 2005
Audit Fees(1)	$122,000	$101,000
Audit-Related Fees(2)	26,000	98,000
Tax Fees(3)	93,000	18,000

	$241,000	$217,000

(1)	Audit services consisted of the examination of our consolidated financial statements and quarterly reviews of interim financial statements.

(2)	Audit-related fees relate primarily to consultation in connection with the evaluation of a possible business integration opportunity and the shareholder rights offering.

(3)	Tax services of Moss Adams were for state, federal, and international tax compliance and tax advice services.

Audit Committee Preapproval Policy

The Audit Committee does not have a written preapproval policy. However, as a matter of practice, prior to engaging our independent registered public accounting firm for any services, we obtain the prior approval of the Audit Committee. All of the audit, audit-related, tax and other fees were approved by the Audit Committee.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that Tully’s directors, executive officers and greater-than-10% shareholders file reports with the Securities and Exchange Commission reporting their initial beneficial ownership of Tully’s equity securities and any subsequent changes to their respective security holdings. They also must provide Tully’s with copies of these reports. To the Company’s knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during Fiscal 2006, except for Mr. O’Keefe and Mr. Fluke, who each had one transaction and were each late in filing one statement of changes.

4.     OTHER MATTERS

OTHER BUSINESS

The Board of Directors does not intend to bring any other business before the meeting, and knows of no other matters to be brought before the meeting. If, however, other matters are properly presented for a vote at the meeting, the proxy holders (the individuals designated on the proxy card) will vote your shares according to their judgment on those matters.

PROPOSALS OF SHAREHOLDERS AND SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Proposals of Shareholders

Shareholders who wish to have proposals for action (including nominations of candidates for election to the Board of Directors) at our Fiscal Year 2007 Annual Meeting of Shareholders considered for inclusion in Tully’s proxy statement and form of proxy for Tully’s Fiscal Year 2007 Annual Meeting of Shareholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission, must cause their proposals to be received in writing by us no later than November 1, 2007. Such proposals must be submitted in writing to the attention of our Corporate Secretary and delivered by mail or in person to Tully’s Coffee Corporation, 3100 Airport Way South, Seattle, WA 98134. Proposals may be included in next year’s proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission and our bylaws. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also November 1, 2007. Shareholders are also advised to review Tully’s bylaws, which contain additional advance notice requirements. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

Shareholder Communications with the Board of Directors

Tully’s Board of Directors has adopted a formal process by which shareholders may communicate with the Board of Directors. Shareholders who wish to communicate with the Board of Directors may send written communications addressed to the “Board of Directors” or to any of the directors by name c/o Corporate Secretary, Kristopher S. Galvin, Tully’s Coffee Corporation, at 3100 Airport Way So. Seattle, WA 98134. The communication should indicate the name(s) of any specific director(s) for whom it is intended, or the “Board of Directors” as a whole. All communications will be compiled by the Secretary of Tully’s and submitted to the Board of Directors or the specified directors on a periodic basis.

Tully’s does not have a formal policy regarding director attendance at the Annual Meeting, but the Board of Directors expects that the directors who are nominated for election at the Annual Meeting will attend the Annual Meeting. Six of the seven directors of Tully’s attended the Annual Meeting of the shareholders held on March 8, 2006.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of independent registered accountants appointed by the Audit Committee and ratified by our Board of Directors for the fiscal year ending April 1, 2007 is Moss Adams LLP. The Board of Directors expects that representatives of Moss Adams LLP will be present at the meeting, will be given an opportunity to make a statement at such meeting if they desire to do so and will be available to respond to appropriate questions.

INCORPORATION BY REFERENCE

To the extent that this proxy statement is incorporated by reference into any other filing by Tully’s under the Securities Act of 1933, the sections of this proxy statement entitled “Report of the Compensation Committee on Executive Compensation,” and “Report of the Audit Committee” (to the extent permitted by the rules of the Securities and Exchange Commission) will not be deemed incorporated, unless specifically provided otherwise in such filing.

ADDITIONAL INFORMATION

Our Annual Report for the fiscal year ended April 2, 2006 was first mailed to the shareholders of Tully’s with this proxy statement on or about March 1, 2007. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference herein.

Copies of our Annual Report on Form 10-K for the fiscal year ended April 2, 2006, as filed with the SEC, excluding exhibits, may be obtained by shareholders without charge by written request to Investor Relations, Tully’s Coffee Corporation, 3100 Airport Way South, Seattle, Washington 98134. The report, including exhibits, also may be accessed on the Internet at www.sec.gov.

APPENDIX A

TULLY’S COFFEE CORPORATION

AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors and is responsible for over-seeing the financial integrity of the corporation. Its primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing:

•	the financial information that will be provided to the shareholders and others,

•	the systems of internal controls and policies that management and the Board of Directors have established and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the CFO, the independent registered public accounting firm, and the Board of Directors.

2.	Review and update the Committee’s charter as needed, and at least annually.

3.	Appoint the independent registered public accounting firm to be engaged as auditor for the company, approve the compensation of the independent registered public accounting firm, and review and approve the discharge of the independent registered public accounting firm.

4.	Review and concur in the appointment, replacement, reassignment, or dismissal of the CFO.

5.	Confirm and assure the independence of the independent registered public accounting firm, including a review of management consulting services provided by the independent registered public accounting firm and the fees associated with those services.

6.	Inquire of management, the CFO and the independent registered public accounting firm about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

7.	Consider, in consultation with the independent registered public accounting firm and the CFO, the audit scope and plan of the independent registered public accounting firm.

8.	Consider with management and the CFO the rationale for employing audit firms other than the principal independent registered public accounting firm.

9.	Review with the CFO and the independent registered public accounting firm the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10.	Consider and review with the independent registered public accounting firm:

a.	The adequacy of the company’s internal controls including computerized information system controls and security.

b.	Any related significant findings and recommendations with the independent registered public accounting firm with management’s responses thereto.

11.	Review with management and the CFO at the completion of the annual examination:
a.	The company’s annual financial statements and related footnotes.

b.	The independent registered public accounting firm’s audit of the financial statements and their report thereon.

c.	Any significant changes required in the independent registered public accounting firm’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit that are to be communicated to the committee under generally accepted auditing standards.

A-1

12.	Receive reports from the independent registered public accounting firm regarding, and review and discuss the adequacy and effectiveness of internal controls, significant deficiencies or changes in internal controls.

13.	Review filings with the SEC and other published documents containing the company’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14.	Review with management, the independent registered public accounting firm and the CFO interim financial reports before they are filed with the SEC or other regulators.

15.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the independent registered public accounting firm.

16.	Establish procedures for the confidential, anonymous submission of concerns regarding questionable accounting or auditing matters, and procedures for their receipt, retention and treatment.

17.	Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies, and programs and reports received form regulators.

18.	Meet with the CFO, the independent registered public accounting firm, and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

19.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

20.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

21.	The Committee shall meet at least four times per year of more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

22.	The Committee will perform such other functions as assigned by law, the company’s charter or bylaws, or the Board of Directors.

The membership of the Audit Committee shall consist of at least two independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit Committee members and the Committee chairman shall be designated by the full Board of Directors upon recommendation of the Nominating Committee.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

Updated: February 2007

A-2

Tully’s Coffee Corporation 3100 Airport Way South Seattle, WA 98134	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 29, 2007.

The shares of stock held by you will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted as follows:

•	“FOR” the directors listed in the reverse side to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified,
•	“FOR” ratification of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008.

By signing the proxy, you revoke all prior proxies related to the Annual Meeting and appoint John K. Buller and Tom T. O’Keefe, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

In order to ensure that your vote is properly included, please complete, date and sign this proxy and return it promptly in the enclosed postage paid envelope (or fax it to 206-233-2075) so we can receive this prior to the meeting. Please return this proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

See reverse for voting instructions and other important information

TULLY’S COFFEE CORPORATION

ANNUAL MEETING OF THE SHAREHOLDERS

Thursday, March 29, 2007

8:00 a.m. local time

Museum of Flight

9404 East Marginal Way South

(Parking Entrance at So. 96th Place)

TYPE: Common and/or Pref B	PROXY

Please be aware that you may receive more than one proxy package depending on the class or series of stock that you own. Please open each package to review the information contained on the proxy cards.

You may receive more than one proxy. PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS.

VOTE BY MAIL OR FAX:

    Mail:  Mark,sign, and date your proxy card and return it in the postage-paid envelope we’ve provided and mail to:

Tully’sCoffee Corporation, 3100 Airport Way South, Seattle, WA 98134

Or Fax:  (206) 233-2075

The Board of Directors recommends a vote FOR each of the proposals, both of which are being made by the Company.

1.	Election of directors:	☐ Vote FOR all nominees		☐ Vote WITHHELD from all nominees
To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.
	__ 01 Tom T. O’Keefe __ 02 Kathi Ainsworth-Jones	__ 03 John K. Buller __ 04 Marc Evanger	__ 05 John M. Fluke, Jr. __ 06 Lawrence L. Hood	__ 07 Gregory A. Hubert

Please indicate your selection by marking the appropriate box
2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008.	☐ For	☐ Against	☐ Abstain

In their discretion, the Proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such Proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the meeting and any adjournments thereof, including, among other things, a motion to adjourn the Annual Meeting or the vote on any item of business to another time or place for the purpose of selecting additional proxies.

Date: _________________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustee, administrators, etc., should indicate full name of corporation and title of authorized officer signing the proxy

If name, mailing address, total number or type of shares is not correct, please make corrections in space provided below:

Corrections:	Contact Information: Email Phone

Tully’s Coffee Corporation 3100 Airport Way South Seattle, WA 98134	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on March 29, 2007.

The shares of stock held by you will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted as follows:

•	“FOR” the directors listed in the reverse side to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified,
•	“FOR” ratification of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008.

By signing the proxy, you revoke all prior proxies related to the Annual Meeting and appoint John D. Dresel and Tom T. O’Keefe, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

In order to ensure that your vote is properly included, please complete, date and sign this proxy and return it promptly in the enclosed postage paid envelope (or fax it to 206-233-2075) so we can receive this prior to the meeting. Please return this proxy whether or not you plan to attend the Annual Meeting. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy.

See reverse for voting instructions and other important information

TULLY’S COFFEE CORPORATION

ANNUAL MEETING OF THE SHAREHOLDERS

Thursday, March 29, 2007

8:00 a.m. local time

Museum of Flight

9404 East Marginal Way South

(Parking Entrance at So. 96th Place)

TYPE: Pref A	PROXY

Please be aware that you may receive more than one proxy package depending on the class or series of stock that you own. Please open each package to review the information contained on the proxy cards.

You may receive more than one proxy. PLEASE SIGN, DATE AND RETURN ALL PROXY CARDS.

VOTE BY MAIL OR FAX:

    Mail:  Mark,sign, and date your proxy card and return it in the postage-paid envelope we’ve provided and mail to:

Tully’sCoffee Corporation, 3100 Airport Way South, Seattle, WA 98134

Or Fax:  (206) 233-2075

The Board of Directors recommends a vote FOR each of the proposals, both of which are being made by the Company.

1.	Election of directors:	☐ Vote FOR all nominees		☐ Vote WITHHELD from all nominees
To withhold authority to vote for any nominee, write the number(s) of the nominee(s) in the box provided to the right.
	__ 01 Tom T. O’Keefe __ 02 Kathi Ainsworth-Jones	__ 03 John K. Buller __ 04 Marc Evanger	__ 05 John M. Fluke, Jr. __ 06 Lawrence L. Hood	__ 07 Gregory A. Hubert

Holders of Series A Convertible Preferred Stock may cumulate votes for election of directors. Your cumulative votes may be determined by multiplying (i) the number of shares of Series A Convertible Preferred Stock that you own by (ii) the number of directors on which you are entitled to vote (seven) by (iii) 1.13. If you wish to cumulate your votes for one or more nominee(s), please indicate the number of votes that you wish to cast for each nominee (the number of votes cannot exceed your cumulative vote total) on the line next to each nominee’s name above.

Please indicate your selection by marking the appropriate box
2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2008.	☐ For	☐ Against	☐ Abstain

In their discretion, the Proxies are authorized to vote for the election of such substitute nominee(s) for director(s) as such Proxies shall select if any nominee(s) named above become(s) unable to serve and upon such other business as may properly come before the meeting and any adjournments thereof, including, among other things, a motion to adjourn the Annual Meeting or the vote on any item of business to another time or place for the purpose of selecting additional proxies.

Date: _________________________________________________

Signature(s) in Box

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons must sign. Trustee, administrators, etc., should indicate full name of corporation and title of authorized officer signing the proxy

If name, mailing address, total number or type of shares is not correct, please make corrections in space provided below:

Corrections:	Contact Information: Email Phone